UiPath Reports First Quarter Fiscal 2024 Financial Results
Revenue of $290 million increases 18 percent year over year
ARR of $1.249 billion increases 28 percent year over year
Cash flow from operations reaches $67 million and non-GAAP adjusted free cash flow reaches $73 million
NEW YORK, NY – May 24, 2023 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation software company, today announced financial results for its first quarter fiscal 2024 ended April 30, 2023.
“First quarter fiscal 2024 results reflect our focus on driving growth at scale and increasing profitability as we meaningfully expanded our operating margin and increased cash flow for the second consecutive quarter,” said Rob Enslin, UiPath Co-Chief Executive Officer. “The teams are executing well in the current operating environment and we are committed to helping customers realize the transformative power of automation through an efficient go-to-market model that places customer success at the heart of everything we do.”
“As a leader in AI-powered automation, customers are partnering with UiPath to harness the combination of generative AI and automation in an enterprise-grade platform,” said Daniel Dines, UiPath Co-Founder and Co-Chief Executive Officer. “For years UiPath has invested in ML models and specialized AI for understanding interfaces, mining tasks, and processing documents and communications. Combining this foundation with the recent advancements in generative AI further strengthens our platform, unlocking a new wave of opportunities to democratize automation, increasing the number of use cases and driving faster time to value and overall ROI.”
First Quarter Fiscal 2024 Financial Highlights
Revenue of $289.6 million increased 18 percent year over year.
ARR of $1.249 billion increased 28 percent year over year.
Net new ARR of $45.0 million.
Dollar based net retention rate of 122 percent.
GAAP gross margin was 85 percent.
Non-GAAP gross margin was 87 percent.
GAAP operating loss was $(46.4) million.
Non-GAAP operating income was $48.2 million.
Net cash flow from operations was $67.3 million.
Non-GAAP adjusted free cash flow was $72.7 million.
Cash, cash equivalents, and marketable securities were $1.8 billion as of April 30, 2023.

“I am pleased with our first quarter fiscal 2024 results which delivered revenue outperformance, as well as record non-GAAP operating margin and adjusted free cash flow. This afternoon we are raising our full fiscal year 2024 profitability outlook as we continue to build a business that delivers both growth at scale and improving operational efficiency,” said Ashim Gupta, UiPath Chief Financial Officer.
Financial Outlook
For the second quarter fiscal 2024, UiPath expects:
•Revenue in the range of $279 million to $284 million
•ARR in the range of $1.301 billion to $1.306 billion as of July 31, 2023
•Non-GAAP operating income of approximately $10 million
For the full year fiscal 2024, UiPath expects:
•Revenue in the range of $1.267 billion to $1.272 billion

•ARR in the range of $1.427 billion to $1.432 billion as of January 31, 2024
•Non-GAAP operating income of approximately $168 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Unveiled New AI-powered Capabilities and Developer Experiences to Accelerate Trusted AI: Announced its latest platform release 2023.4 that leverages the power of AI to discover automation opportunities, expand what can be automated, and make automation faster, easier, and more accessible to all. Release upgrades include: OpenAI Connectors, Clipboard AI, Solution Accelerators, Communications Mining, ROI comparison, and more -- all designed to put transformative ideas into practice faster and understand the automation value to the top and bottom line.
•Announced partnerships and integrations:
◦SAP® to offer the UiPath Business Automation Platform to customers. The expanded partnership enables customers to execute business transformations, migrate critical business systems to the cloud, and augment existing business systems with the UiPath Platform and helps enterprises take advantage of a clean core with SAP S/4HANA® Cloud. The UiPath Platform is planned to be offered as a SAP-endorsed application.
◦T-Systems, one of the leading providers of digital services and a subsidiary of Telekom, to provide the UiPath Business Automation Platform on the Open Telekom Cloud ensuring data sovereignty and compliance with European standards. German Federal Ministry for Economic Affairs and Energy classifies T-Systems as a “Trusted Cloud” provider. Deutschlandticket, a subscription public transport ticket valid for all of Germany, is already benefiting from this partnership leveraging AI-powered UiPath solutions including Process Mining.
◦Amazon SageMaker, an end-to-end machine learning (ML) service, to connect new ML models into UiPath business processes without the need for complex coding and manual effort. Amazon SageMaker is a fully managed service from Amazon Web Services (AWS) to prepare data and build, train, and deploy ML models for any use case with fully managed infrastructure, tools, and workflows.
◦Amelia, the enterprise leader in Trusted AI, to bring together the power of the UiPath Business Automation Platform with Amelia’s enterprise-grade Conversational AI to create a fully integrated IT digital agent solution. Together, the market leaders will enable customers to deliver personalized employee experiences at scale, helping businesses drive efficient growth by doing more with less.
◦Snowflake to launch the UiPath Business Automation Platform as a pre-built solution for the Manufacturing Data Cloud by Snowflake, the Data Cloud company. The Manufacturing Data Cloud enables companies in automotive, technology, energy, and industrial sectors to unlock the value of their critical siloed industrial data by leveraging Snowflake’s data platform, Snowflake- and partner-delivered solutions, and industry-specific datasets.
•Appointed Executive Karenann Terrell to its Board of Directors: Terrell brings decades of experience in corporate leadership and digital and cybersecurity technologies, and a long and successful track record of leading innovative and diverse teams around the world. She has served in key roles at multiple Fortune 500 companies, including most recently as the Chief Digital & Technology officer for GSK plc (formerly GlaxoSmithKline). Terrell has also served as the Chief Information Officer for Walmart Stores Inc., Baxter International, and DaimlerChrysler.

Conference Call and Webcast
UiPath will host a conference call today, Wednesday, May 24, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's first quarter fiscal 2024 financial results and guidance. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13738322. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the second fiscal quarter and fiscal year 2024, our strategic plans, objectives and roadmap, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases, the success of our collaborations with third parties, and our customers’ behaviors and potential automation spend. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including geo-political turmoil and macro-economic effects caused by the war in Ukraine, increasing inflationary cost trends, and foreign exchange volatility; volatility in credit and financial markets, including industry effects as may be caused by recent bank closures; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth and achieve or maintain profitability; our ability and the ability of our platform and products to satisfy and adapt to customer demands; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to attract, retain and motivate our management and key employees, integrate new team members, and manage management transitions; our reliance on third-party providers of cloud-based infrastructure; the potential effects that regional or global pandemics could have on our or our customers’ businesses, financial conditions and future operating results; our failure to achieve our environmental, social and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2023 filed with the SEC on March 24, 2023, and in our Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for specific reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss) and margin, and non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donations of Class A common stock; and
•in the case of non-GAAP net income (loss), tax adjustments associated with the add-back items, as applicable.
Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.

UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.
SAP and other SAP products and services mentioned herein as well as their respective logos are trademarks or registered trademarks of SAP SE in Germany and other countries. Please see https://www.sap.com/copyright for additional trademark information and notices.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)
	Three Months Ended April 30,
	2023	2022
Revenue:
Licenses	$134,039	$117,004
Subscription services	146,352	115,494
Professional services and other	9,197	12,568
Total revenue	289,588	245,066
Cost of revenue:
Licenses	2,547	2,537
Subscription services	23,078	21,045
Professional services and other	18,042	21,434
Total cost of revenue	43,667	45,016
Gross profit	245,921	200,050
Operating expenses:
Sales and marketing	160,406	189,782
Research and development	75,342	68,690
General and administrative	56,584	57,530
Total operating expenses	292,332	316,002
Operating loss	(46,411)	(115,952)
Interest income	13,848	991
Other income (expense), net	4,294	(2,811)
Loss before income taxes	(28,269)	(117,772)
Provision for income taxes	3,632	4,789
Net loss	$(31,901)	$(122,561)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	557,878	541,902

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)
	As of
	April 30, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,311,576	$1,402,119
Marketable securities	469,071	354,774
Accounts receivable, net of allowance for credit losses of $1,017 and $2,698, respectively	233,307	374,217
Contract assets	68,536	69,260
Deferred contract acquisition costs	53,355	49,887
Prepaid expenses and other current assets	121,429	94,150
Total current assets	2,257,274	2,344,407
Marketable securities, non-current	5,710	2,942
Contract assets, non-current	6,930	6,523
Deferred contract acquisition costs, non-current	136,571	137,616
Property and equipment, net	26,911	29,045
Operating lease right-of-use assets	52,275	52,052
Intangible assets, net	21,167	23,010
Goodwill	89,207	88,010
Deferred tax assets	5,915	5,895
Other assets, non-current	40,723	45,706
Total assets	$2,642,683	$2,735,206

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,734	$8,891
Accrued expenses and other current liabilities	63,138	76,645
Accrued compensation and employee benefits	48,622	142,582
Deferred revenue	385,895	398,334
Total current liabilities	503,389	626,452
Deferred revenue, non-current	113,222	121,697
Operating lease liabilities, non-current	56,564	56,442
Other liabilities, non-current	13,971	10,457
Total liabilities	687,146	815,048
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Additional paid-in capital	3,801,656	3,736,838
Accumulated other comprehensive income	10,074	7,612
Accumulated deficit	(1,856,199)	(1,824,298)
Total stockholders’ equity	1,955,537	1,920,158
Total liabilities and stockholders’ equity	$2,642,683	$2,735,206

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Three Months Ended April 30,
	2023	2022
Cash flows from operating activities
Net loss	$(31,901)	$(122,561)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,616	4,039
Amortization of deferred contract acquisition costs	14,072	10,822
Net amortization on marketable securities	(4,097)	473
Stock-based compensation expense	85,048	101,454
Charitable donation of Class A common stock	4,215	—
Amortization of operating lease right-of-use assets	3,071	2,759
Provision for deferred income taxes	(267)	1,594
Other non-cash charges, net	624	2,849
Changes in operating assets and liabilities:
Accounts receivable	141,557	76,864
Contract assets	660	(18,523)
Deferred contract acquisition costs	(15,499)	(20,761)
Prepaid expenses and other assets	(5,860)	(5,231)
Accounts payable	(2,130)	7,554
Accrued expenses and other liabilities	(10,547)	(12,894)
Accrued compensation and employee benefits	(93,390)	(65,083)
Operating lease liabilities, net	(2,946)	(1,950)
Deferred revenue	(20,885)	(14,289)
Net cash provided by (used in) operating activities	67,341	(52,884)
Cash flows from investing activities
Purchases of marketable securities	(215,391)	(21,918)
Maturities of marketable securities	78,955	14,813
Purchases of property and equipment	(1,870)	(9,692)
Other investing, net	2,754	1,100
Net cash used in investing activities	(135,552)	(15,697)
Cash flows from financing activities
Proceeds from exercise of stock options	1,187	2,823
Payments of tax withholdings on net settlement of equity awards	(25,902)	(17,329)
Net payments of tax withholdings on sell-to-cover equity award transactions	(645)	(10,037)
Proceeds from employee stock purchase plan contributions	4,730	6,356
Net cash used in financing activities	(20,630)	(18,187)
Effect of exchange rate changes	(1,702)	(2,738)
Net decrease in cash and cash equivalents	(90,543)	(89,506)
Cash and cash equivalents - beginning of period	1,402,119	1,768,723
Cash and cash equivalents - end of period	$1,311,576	$1,679,217

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP cost of licenses	$2,547	$2,537
Less: Amortization of acquired intangible assets	836	596
Non-GAAP cost of licenses	$1,711	$1,941

GAAP cost of subscription services	$23,078	$21,045
Less: Stock-based compensation expense	3,178	3,216
Less: Amortization of acquired intangible assets	584	330
Less: Employer payroll tax expense related to employee equity transactions	90	84
Non-GAAP cost of subscription services	$19,226	$17,415

GAAP cost of professional services and other	$18,042	$21,434
Less: Stock-based compensation expense	2,699	3,874
Less: Employer payroll tax expense related to employee equity transactions	71	79
Non-GAAP cost of professional services and other	$15,272	$17,481

GAAP gross profit	$245,921	$200,050
GAAP gross margin	85%	82%
Plus: Stock-based compensation expense	5,877	7,090
Plus: Amortization of acquired intangible assets	1,420	926
Plus: Employer payroll tax expense related to employee equity transactions	161	163
Non-GAAP gross profit	$253,379	$208,229
Non-GAAP gross margin	87%	85%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Loss, and Margin to Non-GAAP Operating Expenses, Income (Loss) and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP sales and marketing	$160,406	$189,782
Less: Stock-based compensation expense	33,123	50,758
Less: Amortization of acquired intangible assets	671	414
Less: Employer payroll tax expense related to employee equity transactions	1,224	1,427
Less: Restructuring costs	229	—
Non-GAAP sales and marketing	$125,159	$137,183

GAAP research and development	$75,342	$68,690
Less: Stock-based compensation expense	24,773	26,623
Less: Employer payroll tax expense related to employee equity transactions	601	481
Less: Restructuring costs	285	—
Non-GAAP research and development	$49,683	$41,586

GAAP general and administrative	$56,584	$57,530
Less: Stock-based compensation expense	21,275	16,983
Less: Amortization of acquired intangible assets	41	46
Less: Employer payroll tax expense related to employee equity transactions	378	177
Less: Restructuring costs	375	—
Less: Charitable donation of Class A common stock	4,215	—
Non-GAAP general and administrative	$30,300	$40,324

GAAP operating loss	$(46,411)	$(115,952)
GAAP operating margin	(16)%	(47)%
Plus: Stock-based compensation expense	85,048	101,454
Plus: Amortization of acquired intangible assets	2,132	1,386
Plus: Employer payroll tax expense related to employee equity transactions	2,364	2,248
Plus: Restructuring costs	889	—
Plus: Charitable donation of Class A common stock	4,215	—
Non-GAAP operating income (loss)	$48,237	$(10,864)
Non-GAAP operating margin	17%	(4)%

UiPath, Inc.
Reconciliation of GAAP Net Loss and GAAP Net Loss Per Share to Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP net loss attributable to common stockholders	$(31,901)	$(122,561)
Plus: Stock-based compensation expense	85,048	101,454
Plus: Amortization of acquired intangible assets	2,132	1,386
Plus: Employer payroll tax expense related to employee equity transactions	2,364	2,248
Plus: Restructuring costs	889	—
Plus: Charitable donation of Class A common stock	4,215	—
Tax adjustments to add-backs	1,042	—
Non-GAAP net income (loss)	$63,789	$(17,473)

GAAP net loss per share, basic and diluted	$(0.06)	$(0.23)
GAAP weighted average common shares outstanding, basic and diluted	557,878	541,902
Non-GAAP weighted average common shares outstanding, basic	557,878	541,902
Plus: Dilutive potential common shares from outstanding equity awards	12,728	—
Non-GAAP weighted average common shares outstanding, diluted	570,606	541,902
Non-GAAP net income (loss) per share, basic	$0.11	$(0.03)
Non-GAAP net income (loss) per share, diluted	$0.11	$(0.03)

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Three Months Ended April 30,
	2023	2022
GAAP net cash provided by (used in) operating activities	$67,341	$(52,884)
Purchases of property and equipment	(1,870)	(9,692)
Cash paid for employer payroll taxes related to employee equity transactions	2,738	3,034
Net payments of employee tax withholdings on stock option exercises	765	5,757
Cash paid for restructuring costs	3,734	—
Non-GAAP adjusted free cash flow	$72,708	$(53,785)

Investor Relations Contact
Kelsey Turcotte
Investor.relations@uipath.com
UiPath
Media Contact
Toni Iafrate
PR@uipath.com
UiPath